Exhibit 99.1

Rithm Capital Corp. Announces Second Quarter 2023 Results

NEW YORK - (BUSINESS WIRE) — Rithm Capital Corp. (NYSE: RITM; “Rithm Capital” or the “Company”) today reported the following information for the second quarter ended June 30, 2023:

Second Quarter 2023 Financial Highlights:

•GAAP net income of $357.4 million, or $0.74 per diluted common share(1)
•Earnings available for distribution of $297.9 million, or $0.62 per diluted common share(1)(2)
•Common dividend of $120.8 million, or $0.25 per common share
•Book value per common share of $12.16(1)

	Q2 2023		Q1 2023
Summary Operating Results:
GAAP Net Income per Diluted Common Share(1)	$0.74		$0.14
GAAP Net Income	$357.4	million	$68.9	million

Non-GAAP Results:
Earnings Available for Distribution per Diluted Common Share(1)(2)	$0.62		$0.35
Earnings Available for Distribution(2)	$297.9	million	$171.1	million

Common Dividend:
Common Dividend per Share	$0.25		$0.25
Common Dividend	$120.8	million	$120.8	million

“Rithm had one of its best quarters ever,” said Michael Nierenberg, Chairman, Chief Executive Officer and President of Rithm Capital. “We had near record earnings, grew book value, acquired $1.4 billion of consumer loans and grew our SFR business with the acquisition of 371 units. Subsequent to quarter end, we announced the acquisition of Sculptor Capital Management. This acquisition helps accelerate our growth in the alternative asset management space, as Sculptor’s $34 billion of AUM complements Rithm’s $7bn of permanent equity capital and $30+ billion balance sheet. With the introduction of new capital rules being instituted on banks and the highest level of rates seen in 20+ years, the investing environment has not been this good in years.”

Second Quarter 2023 Company Highlights:
•Origination & Servicing (Mortgage Company)
•Combined segment pre-tax income of $326.9 million(3)
•Quarterly origination funded production volume of $9.9 billion
•Estimated Q3’23 funded origination volume of approximately $8 to $10 billion

•Total Rithm MSR Portfolio Summary
•MSR portfolio totaled $598 billion in unpaid principal balance (“UPB”) at June 30, 2023 compared to $603 billion UPB at March 31, 2023(4)
◦Portfolio average CPR of approximately 6%
•Servicer advance balances of $2.9 billion as of June 30, 2023, relatively flat compared to balances as of March 31, 2023

•Mortgage Loans Receivable
•Quarterly origination funded production volume of $905 million through Genesis Capital LLC

•Consumer
•In June 2023, invested $145 million to purchase interest in a $1.4 billion UPB prime unsecured consumer loan portfolio
◦The pool represents a portion of the broader Marcus portfolio that was previously owned and held on balance sheet by Goldman Sachs
◦The pool is comprised of 100% fixed-rate closed-end installment loans, in which ~95% of the pool was originated between 2021 Q4 and 2022 Q4 from the post-COVID demand boost
◦Acquiring these consumer loans allows for an opportunity to add discounted, short duration and high yielding prime credit consumer assets

•Third Quarter 2023 Commentary(5)
•Rithm Capital is acquiring Sculptor Capital Management, Inc. (NYSE: SCU) and its operating subsidiaries (together, “Sculptor”)
◦Alternative asset manager with ~$34bn under management as of July 1, 2023
◦Strategies include opportunistic credit, institutional credit, real estate and multi-strategy
◦Transaction valued at $639 million(6), including $11.15 per Class A Share of Sculptor
◦Closing of acquisition targeted for Q4 2023, subject to customary closing conditions and approvals

(1)Per common share calculations for both GAAP Net Income and Earnings Available for Distribution are based on 483,376,961 and 482,846,911 weighted average diluted shares for the quarters ended June 30, 2023 and March 31, 2023, respectively. Per share calculations of Book Value are based on 483,320,606 common shares outstanding as of June 30, 2023.

(2)Earnings Available for Distribution is a non-GAAP financial measure. For a reconciliation of Earnings Available for Distribution to GAAP Net Income, as well as an explanation of this measure, please refer to Non-GAAP Financial Measures and Reconciliation to GAAP Net Income below.

(3)Includes noncontrolling interests.

(4)Includes excess and full MSRs.
(5)Based on management’s current views and estimates, and actual results may vary materially.

(6)Total transaction value includes upfront equity purchase price, assumption of certain unvested securities and repayment of Sculptor term loan and warrants.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investors section of the Company’s website, www.rithmcap.com. For consolidated investment portfolio information, please refer to the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, which are available on the Company’s website, www.rithmcap.com. Information on, or accessible through, our website is not a part of, and is not incorporated into, this press release.

EARNINGS CONFERENCE CALL

Rithm Capital’s management will host a conference call on Wednesday, August 2, 2023 at 8:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investors section of Rithm Capital’s website, www.rithmcap.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-833-974-2382 (from within the U.S.) or 1-412-317-5787 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Rithm Capital Second Quarter 2023 Earnings Call.” In addition, participants are encouraged to pre-register for the conference call at https://dpregister.com/sreg/10181285/fa0718414a.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.rithmcap.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Thursday, August 9, 2023 by dialing 1-877-344-7529 (from within the U.S.) or 1-412-317-0088 (from outside of the U.S.); please reference access code “6092343.”

Consolidated Statements of Operations (Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended
	June 30, 2023	March 31, 2023
Revenues
Servicing fee revenue, net and interest income from MSR financing receivables	$465,562	$469,839
Change in fair value of MSRs and MSR financing receivables (includes realization of cash flows of $(139,410), and $(105,691), respectively)	22,032	(142,304)
Servicing revenue, net	487,594	327,535
Interest income	398,786	346,614
Gain on originated residential mortgage loans, held-for-sale, net	151,822	109,268
	1,038,202	783,417
Expenses
Interest expense and warehouse line fees	329,158	309,068
General and administrative	181,508	167,155
Compensation and benefits	189,606	188,880
	700,272	665,103
Other income (loss)
Realized and unrealized gains (losses) on investments, net	89,425	(75,649)
Other income (loss), net	15,860	30,478
	105,285	(45,171)
Income before income taxes	443,215	73,143
Income tax expense (benefit)	56,530	(16,806)
Net income	$386,685	$89,949
Noncontrolling interests in income (loss) of consolidated subsidiaries	6,889	(1,300)
Dividends on preferred stock	22,395	22,395
Net income attributable to common stockholders	$357,401	$68,854

Net income per share of common stock
Basic	$0.74	$0.14
Diluted	$0.74	$0.14
Weighted average number of shares of common stock outstanding
Basic	483,091,792	478,167,178
Diluted	483,376,961	482,846,911

Dividends declared per share of common stock	$0.25	$0.25

Consolidated Balance Sheets
($ in thousands, except share data)

	June 30, 2023 (Unaudited)	March 31, 2023 (Unaudited)
Assets
Mortgage servicing rights and mortgage servicing rights financing receivables, at fair value	$8,688,556	$8,886,209
Real estate and other securities ($8,722,018 and $8,987,572 at fair value, respectively)	9,701,000	8,987,572
Residential loans held-for-investment, at fair value	400,206	426,259
Residential mortgage loans, held-for-sale ($3,008,722 and $2,743,809 at fair value, respectively)	3,092,667	2,841,320
Consumer loans held-for-investment, at fair value	1,602,571	340,525
Single-family rental properties	965,194	968,987
Mortgage loans receivable, at fair value	1,939,499	1,946,422
Residential mortgage loans subject to repurchase	1,296,097	1,189,907
Cash and cash equivalents	1,369,025	1,434,697
Restricted cash	319,765	365,649
Servicer advances receivable	2,447,918	2,594,271
Other assets	2,035,581	1,836,833
	$33,858,079	$31,818,651
Liabilities and Equity

Liabilities
Secured financing agreements	$12,757,428	$11,760,930
Secured notes and bonds payable ($574,120 and $598,070 at fair value, respectively)	10,315,006	9,728,605
Residential mortgage loan repurchase liability	1,296,097	1,189,907
Unsecured senior notes, net of issuance costs	545,930	545,490
Dividends payable	134,188	131,941
Accrued expenses and other liabilities	1,614,746	1,507,235
	26,663,395	24,864,108
Commitments and Contingencies

Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 51,964,122 and 51,964,122 issued and outstanding, $1,299,104 and $1,299,104 aggregate liquidation preference, respectively	1,257,254	1,257,254
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 483,320,606 and 483,017,747 issued and outstanding, respectively	4,834	4,832
Additional paid-in capital	6,068,613	6,062,051
Retained earnings (accumulated deficit)	(236,222)	(470,562)
Accumulated other comprehensive income	39,954	40,631
Total Rithm Capital stockholders’ equity	7,134,433	6,894,206
Noncontrolling interests in equity of consolidated subsidiaries	60,251	60,337
Total equity	7,194,684	6,954,543
	$33,858,079	$31,818,651

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP NET INCOME

The Company has five primary variables that impact its operating performance: (i) the current yield earned on the Company’s investments, (ii) the interest expense under the debt incurred to finance the Company’s investments, (iii) the Company’s operating expenses and taxes, (iv) the Company’s realized and unrealized gains or losses on investments, including any impairment or reserve for expected credit losses and (v) income from the Company’s origination and servicing businesses. “Earnings available for distribution” is a non-GAAP financial measure of the Company’s operating performance, excluding the fourth variable above and adjusts the earnings from the consumer loan investment to a level yield basis. Earnings available for distribution is used by management to evaluate the Company’s performance without taking into account: (i) realized and unrealized gains and losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance; (ii) termination fee to affiliate; (iii) non-cash deferred compensation expense; (iv) non-capitalized transaction-related expenses; and (v) deferred taxes, which are not representative of current operations.

The Company’s definition of earnings available for distribution includes accretion on held-for-sale loans as if they continued to be held-for-investment. Although the Company intends to sell such loans, there is no guarantee that such loans will be sold or that they will be sold within any expected timeframe. During the period prior to sale, the Company continues to receive cash flows from such loans and believes that it is appropriate to record a yield thereon. In addition, the Company’s definition of earnings available for distribution excludes all deferred taxes, rather than just deferred taxes related to unrealized gains or losses, because the Company believes deferred taxes are not representative of current operations. The Company’s definition of earnings available for distribution also limits accreted interest income on RMBS where the Company receives par upon the exercise of associated call rights based on the estimated value of the underlying collateral, net of related costs including advances. The Company created this limit in order to be able to accrete to the lower of par or the net value of the underlying collateral, in instances where the net value of the underlying collateral is lower than par. The Company believes this amount represents the amount of accretion the Company would have expected to earn on such bonds had the call rights not been exercised.

The Company’s investments in consumer loans are accounted for under the fair value option. Earnings available for distribution adjusts earnings on consumer loans to a level yield to present income recognition across the consumer loan portfolio in the manner in which it is economically earned, to avoid potential delays in loss recognition, and align it with the Company’s overall portfolio of mortgage-related assets which generally record income on a level yield basis.

With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations, as they are considered by management to be similar to realized losses incurred at acquisition. Non-capitalized transaction-related expenses are generally legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments, as well as costs associated with the acquisition and integration of acquired businesses.

Through its wholly owned subsidiaries, the Company originates conventional, government-insured and nonconforming residential mortgage loans for sale and securitization. In connection with the transfer of loans to the GSEs or mortgage investors, the Company reports realized gains or losses on the sale of originated residential mortgage loans and retention of mortgage servicing rights, which the Company believes is an indicator of performance for the Origination and Servicing segments and therefore included in earnings available for distribution.

Earnings available for distribution includes results from operating companies with the exception of the unrealized gains or losses due to changes in valuation inputs and assumptions on MSRs, net of unrealized gains and losses on hedged MSRs, and non-capitalized transaction-related expenses.

Management believes that the adjustments to compute “earnings available for distribution” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods, and enable investors to evaluate the Company’s current core performance using the same financial measure that management uses to operate the business. Management also utilizes earnings available for distribution as a financial measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on earnings available for distribution as an indicator of the results of such decisions. Earnings available for distribution excludes certain recurring items, such as gains and losses (including impairment and reserves as well as derivative activities) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s core operations for the reasons described herein. As such, earnings available for distribution is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.

The Company views earnings available for distribution as a consistent financial measure of its investment portfolio’s ability to generate income for distribution to common stockholders. Earnings available for distribution does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with GAAP, and the Company’s calculation of this financial measure may not be comparable to similarly entitled financial measures reported by other companies. Furthermore, to maintain qualification as a REIT, U.S. federal income tax law generally requires that the Company distribute at least 90% of its REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gains. Because the Company views earnings available for distribution as a consistent financial measure of its ability to generate income for distribution to common stockholders, earnings available for distribution is one metric, but not the exclusive metric, that the Company’s board of directors uses to determine the amount, if any, and the payment date of dividends on common stock. However, earnings available for distribution should not be considered as an indication of the Company’s taxable income, a guaranty of its ability to pay dividends or as a proxy for the amount of dividends it may pay, as earnings available for distribution excludes certain items that impact its cash needs.

The table below provides a reconciliation of earnings available for distribution to the most directly comparable GAAP financial measure (dollars in thousands, except share and per share data):

	Three Months Ended
	June 30, 2023	March 31, 2023
Net income attributable to common stockholders	$357,401	$68,854
Adjustments:
Impairment	5,813	(2,803)
Realized and unrealized (gains) losses on investments, net	(156,055)	114,874
Other (income) loss, net	23,539	5,350
Non-capitalized transaction-related expenses	9,163	427
Deferred taxes	56,431	(16,845)
Earnings available for distribution of equity method investees:
Excess mortgage servicing rights	1,636	1,217
Earnings available for distribution	$297,928	$171,074

Net income per diluted share	$0.74	$0.14
Earnings available for distribution per diluted share	$0.62	$0.35

Weighted average number of shares of common stock outstanding, diluted	483,376,961	482,846,911

SEGMENT INFORMATION
($ in thousands)

	Origination and Servicing			Residential Securities, Properties and Loans
Second Quarter 2023	Origination	Servicing	MSR Related Investments	Real Estate Securities	Properties & Residential Mortgage Loans	Consumer Loans	Mortgage Loans Receivable	Corporate	Total
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$—	$359,854	$105,708	$—	$—	$—	$—	$—	$465,562
Change in fair value of MSRs and MSR financing receivables (includes realization of cash flows of $(139,410))	—	45,767	(23,735)	—	—	—	—	—	22,032
Servicing revenue, net	—	405,621	81,973	—	—	—	—	—	487,594
Interest income	26,552	102,687	35,622	122,476	26,291	24,401	58,809	1,948	398,786
Gain on originated mortgage loans, held-for-sale, net	134,130	10,188	—	1,247	6,257	—	—	—	151,822
Total revenues	160,682	518,496	117,595	123,723	32,548	24,401	58,809	1,948	1,038,202
Interest expense	28,613	81,606	30,368	115,572	30,830	4,315	29,282	8,572	329,158
G&A and other	143,064	94,074	75,295	1,560	19,242	2,734	14,795	20,350	371,114
Total operating expenses	171,677	175,680	105,663	117,132	50,072	7,049	44,077	28,922	700,272
Realized and unrealized gains (losses) on investments, net	(112)	386	10,311	77,442	(7,936)	(3,994)	13,328	—	89,425
Other income (loss), net	255	(5,434)	34,428	(2,035)	17,998	5,396	(822)	(33,926)	15,860
Total other income (loss)	143	(5,048)	44,739	75,407	10,062	1,402	12,506	(33,926)	105,285
Income (loss) before income taxes	(10,852)	337,768	56,671	81,998	(7,462)	18,754	27,238	(60,900)	443,215
Income tax expense (benefit)	(2,718)	51,925	3,308	—	4,948	48	(981)	—	56,530
Net income (loss)	(8,134)	285,843	53,363	81,998	(12,410)	18,706	28,219	(60,900)	386,685
Noncontrolling interests in income (loss) of consolidated subsidiaries	386	—	845	—	—	5,658	—	—	6,889
Dividends on preferred stock	—	—	—	—	—	—	—	22,395	22,395
Net income (loss) attributable to common stockholders	$(8,520)	$285,843	$52,518	$81,998	$(12,410)	$13,048	$28,219	$(83,295)	$357,401

As of June 30, 2023
Total Assets	$2,261,296	$10,037,550	$4,863,294	$10,203,238	$2,458,275	$1,704,131	$2,208,159	$122,136	$33,858,079
Total Rithm Capital stockholder’s equity	$305,518	$3,579,194	$1,914,719	$926,843	$214,825	$219,934	$571,332	$(597,932)	$7,134,433

	Origination and Servicing			Residential Securities, Properties and Loans
First Quarter 2023	Origination	Servicing	MSR Related Investments	Real Estate Securities	Properties & Residential Mortgage Loans	Consumer Loans	Mortgage Loans Receivable	Corporate	Total
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$—	$349,424	$120,415	$—	$—	$—	$—	$—	$469,839
Change in fair value of MSRs and MSR financing receivables (includes realization of cash flows of $(105,691))	—	(37,526)	(104,778)	—	—	—	—	—	(142,304)
Servicing revenue, net	—	311,898	15,637	—	—	—	—	—	327,535
Interest income	25,533	84,233	24,559	114,247	22,766	14,287	58,337	2,652	346,614
Gain on originated mortgage loans, held-for-sale, net	112,822	(4,601)	—	—	1,047	—	—	—	109,268
Total revenues	138,355	391,530	40,196	114,247	23,813	14,287	58,337	2,652	783,417
Interest expense	29,995	81,074	31,702	98,292	26,192	1,680	30,692	9,441	309,068
G&A and other	140,512	100,834	69,241	630	9,383	1,766	16,231	17,438	356,035
Total operating expenses	170,507	181,908	100,943	98,922	35,575	3,446	46,923	26,879	665,103
Realized and unrealized gains (losses) on investments, net	168	(191)	(12,398)	(45,999)	(6,427)	(5,990)	(4,812)	—	(75,649)
Other income (loss), net	(590)	(12,837)	35,921	165	24,181	(8,722)	1,713	(9,353)	30,478
Total other income (loss)	(422)	(13,028)	23,523	(45,834)	17,754	(14,712)	(3,099)	(9,353)	(45,171)
Income (loss) before income taxes	(32,574)	196,594	(37,224)	(30,509)	5,992	(3,871)	8,315	(33,580)	73,143
Income tax expense (benefit)	(8,160)	4,488	(7,371)	—	(3,728)	59	(2,094)	—	(16,806)
Net income (loss)	(24,414)	192,106	(29,853)	(30,509)	9,720	(3,930)	10,409	(33,580)	89,949
Noncontrolling interests in income (loss) of consolidated subsidiaries	(42)	—	(146)	—	—	(1,112)	—	—	(1,300)
Dividends on preferred stock	—	—	—	—	—	—	—	22,395	22,395
Net income (loss) attributable to common stockholders	$(24,372)	$192,106	$(29,707)	$(30,509)	$9,720	$(2,818)	$10,409	$(55,975)	$68,854

As of March 31, 2023
Total Assets	$1,955,613	$10,161,889	$5,030,161	$9,437,577	$2,530,135	$384,293	$2,180,520	$138,463	$31,818,651
Total Rithm Capital stockholder’s equity	$330,404	$3,263,251	$2,024,148	$1,039,411	$242,513	$59,338	$507,510	$(572,369)	$6,894,206

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statement Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports and other filings filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (www.rithmcap.com). New risks and uncertainties emerge from time to time, and it is not possible for Rithm Capital to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and Rithm Capital expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Rithm Capital's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

ABOUT RITHM CAPITAL

Rithm Capital is an asset manager focused on the real estate and financial services industries. Rithm Capital’s investments in operating entities include leading origination and servicing platforms held through its wholly-owned subsidiaries, Newrez LLC, Caliber Home Loans Inc. and Genesis Capital LLC, as well as investments in affiliated businesses that provide residential and commercial real estate related services. The Company seeks to provide attractive risk-adjusted returns across interest rate environments. Since inception in 2013, Rithm Capital has delivered approximately $4.7 billion in dividends to shareholders. Rithm Capital is organized and conducts its operations to qualify as a Real Estate Investment Trust (“REIT”) for federal income tax purposes and is headquartered in New York City.

Investor Relations
212-850-7770
IR@RithmCap.com